Dr. Joseph Louro
c/o Global Investor Services, Inc.
287 East 950 South
Orem, Utah 84058

June 29, 2011

Via Electronic Mail
William Kosoff, CFO
Global Investor Services, Inc.
287 East 950 South
Orem, Utah 84058

Re:      Salary

Dear Mr. Kosoff:

Reference is hereby made to that certain employment agreement between myself and Global Investor Services Inc. (the “Company”), which was received by the Company on June 24, 2011, pursuant to which I was appointed as the Chief Executive Officer and Chairman of the Company in consideration of an annual salary of $300,000.  I hereby agree to forego payment of my salary, which shall be incurred and booked by the Company but not paid, and receive a salary of $1.00 per year until such time, in my sole discretion, that the Company is able to pay such salary.

Sincerely,

/s/Dr. Joseph Louro

Dr. Joseph Louro

ACKNOWLEDGED AND AGREED:

Global Investor Services, Inc.

By:/s/ William Kosoff
Name: William Kosoff
Title: Acting CFO